Exhibit 99.1

Applied DNA Sciences Reports

Fiscal Fourth Quarter and Year End Results

Company To Hold Conference Call and Webcast Today,

Tuesday, December 6, 2016 at 4:30 PM EST.

DRAFT

STONY BROOK, N.Y. - December 6, 2016 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the "Company"), a provider of DNA-based supply-chain, anti-counterfeiting and anti-theft technology, product genotyping and product authentication solutions, announced financial results for the full fiscal year and quarter ended September 30, 2016.

Commenting on Applied DNA’s performance for the fiscal year, Dr. James A. Hayward, president and chief executive officer, stated, “Fiscal 2016 stands out for the growing maturation of three key verticals – textiles, government/defense and pharmaceuticals – reflecting our efforts to build demand combined with favorable industry developments. Our financial results for the year, however, do not yet reflect these efforts. Revenues were negatively impacted by excess 2015 customer inventory cotton taggant that curtailed orders in fiscal 2016 despite an expected multiple in total usage of marked cotton tagged in the 2015 and 2016 ginning seasons, and by the completion of two non-recurring government contracts. Our pharmaceutical efforts significantly increased at the end of Q3, too soon to see results in fiscal 2016."

Fiscal Fourth Quarter Results:

•	Revenues decreased 59% for the fourth quarter of fiscal 2016 to $1.6 million, compared with $4.0 million reported in the fourth quarter of fiscal 2015, and increased 151% from the $653 thousand reported in the third fiscal quarter ended June 30, 2016. The year-over-year decrease in revenues resulted primarily from decreased sales to the textile industry for the securing of global cotton supply chains and reduced revenues from two non-recurring government commercialization contract awards that were completed in the fourth quarter of fiscal 2016. The increase in revenues for the fourth quarter of fiscal 2016 as compared to the prior fiscal quarter is primarily a result of shipments of DNA concentrate to mark cotton.
•	Total operating expenses were $3.6 million, compared with $4.2 million in the prior fiscal year’s quarter, a decrease of approximately $609 thousand or 14%. The decrease in year-over-year total operating expenses is primarily attributable to a decrease in SG&A expense of approximately $463 thousand and a decrease in research and development expense of approximately $158 thousand.
•	Net loss for the quarter ended September 30, 2016 was $2.4 million, or $0.10 per share, compared with a net loss of $496 thousand, or $0.02 per share, for the quarter ended September 30, 2015 and a net loss of $3.4 million, or $0.14 per share, for the quarter ended June 30, 2016.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended September 30, 2016 was negative $1.7 million compared to a positive Adjusted EBITDA of $213 thousand for the same quarter last year and a negative Adjusted EBITDA of $2.6 million in the prior fiscal quarter. See below for information regarding non-GAAP measures.

Fiscal 2016 Financial Results:

•	The Company reported fiscal 2016 revenues of $4.2 million, a decrease of 54%, as compared to $9.0 million in the prior fiscal year. The decrease in year-over-year total revenues is primarily attributable to decreases in revenue of approximately $2.7 million in the textile industry for protecting cotton supply chains, and two government contract awards of approximately $1.8 million, which expired in July and August 2016.
•	Total operating expenses were $15.6 million, compared with $16.5 million in the prior year, a decrease of approximately $839 thousand or 5%. The decrease is primarily attributable to a decrease in stock based compensation expense of $2.1 million, associated with grants to employees that vested immediately during fiscal 2015 whereas the grants to employees during fiscal 2016 have a four year vesting period, as well as stock based compensation expense associated with stock option modifications resulting from the extension of certain stock options, and to a lesser extent, the acceleration of vesting terms, offset by an increase in R&D of $1.1 million primarily attributable to development costs incurred in relation to the two government development contract awards as well as costs related to the cooperative research and development agreement with the USDA for enhanced cotton genotyping.

•	Net loss for fiscal 2016 was $12.2 million, or $0.51 per share, compared with a net loss of $11.9 million, or $ 0.63 per share, in the prior year.
•	Excluding non-cash expenses, Adjusted EBITDA for fiscal 2016 was negative $9.2 million, as compared to a negative Adjusted EBITDA of $3.2 million in the prior year. See below for information regarding non-GAAP measures.

Dr. Hayward added “In textiles, major brands and retailers are responding to the value proposition of our technology to secure and purify the global cotton supply chain, and demand for DNA-tagged cotton is now coming from a broader set of supply chain participants. We believe recent reports of mislabeled Egyptian cotton goods will further catalyze demand given that similar mislabeling occurs in goods manufactured from premium US Pima cotton. In our government/military vertical, the completion of the RIF and SBIR development contracts has yielded a marking platform that can mark at high volumes at the point of manufacture of multiple commodities. This platform gives us entrée into commercial OEMs for the marking of commodities applicable to defense, industrial and consumer markets. Our go-to-market strategy includes channel partners, such as Action-Pak a contract packaging services provider with a broad base of military, industrial and commercial suppliers, to further our penetration of these markets and educate OEMs on our validation and authentication solutions to meet their supply chain security needs.”

Operational Highlights:

•	On November 22, the Company announced a technology partnership with ITL Group to utilize its SigNature DNA forensic marking system to support global apparel and footwear brands and retailers in their ongoing battle against product counterfeiters.
•	On November 17, the Company announced a reseller agreement with Action-Pak, a contract packaging services provider for military and commercial supply chains identified in trials during the Rapid Innovation Fund Contract from the Office of the Secretary of Defense that will enable it to further penetrate military and commercial markets with its DNA-based products.
•	On November 15, the Company announced a one-year firm fixed price Indefinite Delivery Purchase Order from the U.S. Defense Logistics Agency (DLA) for the marking of FSC 5962 microcircuits. This new order continues the marking of FSC 5962 first awarded to Applied DNA by DLA in December 2014, and is now implemented via a low-throughput, high variability marking system developed under a Rapid Innovation Fund contract with the Office of the Secretary of Defense.
•	On November 10, Applied DNA reported that it anticipated total market usage of cotton tagged in the 2016 ginning season to be approximately 150 million pounds, of which the Company shipped orders for its SigNature T DNA concentrate to tag 93 million pounds.
•	On November 7, the Company closed a private placement with a healthcare-dedicated institutional investor to purchase $5 million of common stock and warrants, before deducting the placement agent's fee and other estimated offering expenses, at a combined price of $2.20 per share of common stock and warrant. The company intends to use the proceeds for general corporate purposes, including working capital, capital expenditures, business development and research and development.
•	On October 14, the Company announced the appointment of Robert B. Catell, former Chairman and Chief Executive Officer of KeySpan Corporation, past Chairman of the Board of Directors of the United States Energy Association and Chairman of the American Gas Association, to its Board of Directors. As an accomplished global energy industry leader, Mr. Catell is assisting with Applied DNA’s penetration of the market for critical infrastructure protection.
•	On October 11, the Company announced the launch of its new DNA Transfer System at cotton gins in Arkansas, California and Texas. The system is designed to handle greater volumes of SigNature T tagging than the prior generation System and is equipped with real-time monitoring, security and data capture to ensure efficient and consistent DNA tagging of cotton fibers during ginning.
•	On September 14, Applied DNA Sciences introduced its SigNature® DNA Molecular Taggant to pharmaceutical supply chain experts, regulators and leaders from the pharmaceutical industry. Molecular taggants can be deployed on pharmaceutical inks used on tablets and capsules or on the coating on tablets that ensures a mark of authenticity for regulatory inspectors and patients alike. Applied DNA’s SigNature DNA Molecular Taggants satisfy the principles established by FDA Guidelines for inclusion in pharmaceuticals.

Concluded Dr. Hayward, “As we look ahead to fiscal 2017, growing market adoption by participants in our textile, government/defense and pharmaceutical verticals are expected to give us a foundation for revenue growth with opportunities in diagnostics and asset-marking, among others, contributing incremental revenue. We remain focused on tight control of operating expenses and have the financial resources to pursue our growth initiatives.”

Fiscal Fourth Quarter 2016 Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal fourth quarter and year-end 2016 results on Tuesday, December 6, 2016 at 4:30 PM EST. To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free:1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences call

Live webcast: https://services.choruscall.com/links/apdn161206.html

Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088
•	Participant Passcode: 10096403
•	Webcast replay: https://services.choruscall.com/links/apdn161206.html

For those investors unable to attend the live call, a copy of the presentation is expected to be posted by end of business on December 6, 2016 and available under the ‘Presentations’ section of the company’s Investor Relations web site: http://adnas.com/adnas_home/investors/.

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) change in fair value of warrant liability, (ii) the loss on conversion of promissory notes, (iii) stock-based compensation and (iv) other non-cash expenses.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. Our patented DNA-based solutions can be used to identify, tag, track, and trace products, to help assure authenticity, traceability and quality of products. SigNature® DNA describes the platform ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Go to adnas.com for more information, events and to learn more about how Applied DNA Sciences makes life real and safe. Common stock listed on NASDAQ under the symbol APDN, and warrants are listed under the symbol APDNW.

Forward-Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 6, 2016, which is available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact: Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com

 Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210, sforman@dgicomm.com

Web: www.adnas.com

Twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$4,479,274	$7,312,184
Accounts receivable, net of allowance of $32,965 and $7,140 at September 30, 2016 and 2015, respectively	6,374,895	3,929,517
Inventories	297,759	-
Prepaid expenses and other current assets	200,006	293,351
Total current assets	11,351,934	11,535,052

Property, plant and equipment-net of accumulated depreciation of $1,263,200 and $852,867 at September 30, 2016 and 2015, respectively	792,499	572,107

Other assets:
Long term accounts receivables	1,535,000	1,500,000
Deposits	61,126	62,988
Deferred offering costs	13,986	-
Goodwill	285,386	285,386
Intangible assets, net of accumulated amortization of $423,649 and $238,368, as of September 30, 2016 and 2015, respectively	1,525,900	1,598,779

Total Assets	$15,565,831	$15,554,312

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,247,341	$2,385,006
Deferred revenue	1,837,588	282,050
Total current liabilities	4,084,929	2,667,056

Long term accounts payable	215,500	320,400
Long term deferred revenue	900,000	-

Total liabilities	5,200,429	2,987,456

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30, 2016 and 2015	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2016 and 2015	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2016 and 2015	-	-
Common stock, par value $0.001 per share; 500,000,000 shares authorized; 24,078,756 and 21,504,578 shares issued and outstanding as of September 30, 2016 and 2015, respectively	24,079	21,505
Additional paid in capital	234,158,711	224,186,760
Accumulated deficit	(223,817,388)	(211,641,409)
Total stockholders’ equity	10,365,402	12,566,856

Total Liabilities and Stockholders’ Equity	$15,565,831	$15,554,312

APPLIED DNA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015
Revenues:

Product revenues	$1,381,168	$3,018,690	$2,538,202	$5,435,776

Service revenues	254,927	961,575	1,648,225	3,572,723
Total revenues	1,636,095	3,980,265	4,186,427	9,008,499
Cost of revenues	441,971	255,254	746,582	384,269

Operating expenses:
Selling, general and administrative	2,623,151	3,086,448	11,239,397	13,410,256
Research and development	832,227	989,981	3,693,810	2,577,307
Depreciation and amortization	148,528	136,496	706,496	490,641

Total operating expenses	3,603,906	4,212,925	15,639,703	16,478,204

LOSS FROM OPERATIONS	(2,409,782)	(487,914)	(12,199,858)	(7,853,974)

Other income (expense):
Interest income (expense), net	1,437	3,340	11,004	(23,468)
Other (expense) income, net	(6,731)	(11,460)	12,875	(28,313)
Loss on conversion of promissory notes	-	-	-	(980,842)
Loss on change in fair value of warrant liability	-	-	-	(2,994,540)

Net loss before provision for income taxes	(2,415,076)	(496,034)	(12,175,979)	(11,881,137)

Provision for income taxes	-	-	-	-

NET LOSS	$(2,415,076)	$(496,034)	$(12,175,979)	$(11,881,137)

Net loss per share-basic and diluted	$(0.10)	$(0.02)	$(0.51)	$(0.63)

Weighted average shares outstanding- Basic and diluted	24,078,657	21,483,946	23,693,096	18,938,283

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2016	2015	2016	2015

Net Loss	$(2,415,076)	$(496,034)	$(12,175,979)	$(11,881,137)

Interest (income) expense, net	(1,437)	(3,340)	(11,004)	23,468
Depreciation and amortization	148,528	136,496	706,496	490,641
Loss on change in fair value of warrant liability	—	—	—	2,994,540
Stock based compensation expense	594,656	562,933	2,116,960	4,158,564
Loss on conversion of promissory notes	—	—	—	980,842
Bad debt expense	10,577	13,246	116,824	34,996

Total non-cash items	752,324	709,335	2,929,276	8,683,051

Consolidated Adjusted EBITDA (loss)	(1,662,752)	213,301	(9,246,703)	(3,198,086)